Filed in the Office of	Business Number **E0236582007-3**
Barbara K. Cegavske	Filing Number **20211393431**
Secretary of State State Of Nevada	Filed On **4/19/2021 8:00:00 AM**
	Number of Pages **2**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Data Storage Corporation Entity or Nevada Business Identification Number (NVID): E0236582007-3
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation (Document No. 20090506047-73)
3. Filing Date:	Filing date of document which correction is being made: 06/24/2009
4. Description:	Description of inaccuracy or defect: The Certificate of Designation is being ratified to correct concerns with the amendment to the Articles of Incorporation.
5. Correction:	Correction of inaccuracy or defect: (i) The Certificate of Validation is attached hereto (ii) The shareholders of the corporation, among other things, ratified the creation of the Series A Preferred Stock by the filing of the Certificate of Designation as filed with the Secretary of State of Nevada and ratified the issuance of One Million Four Hundred One Thousand Seven Hundred Eighty Six (1,401,786) shares of Series A Preferred Stock, as attached.
6. Signature: (Required)	X [signature] Signature 4/16/21 Date

This form must be accompanied by appropriate fees.

Certificate of Validation and Ratification

April 16, 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on April 16, 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection with the ratification and validation of a corporate act taken on June 24, 2009, the Certificate of Designation, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is June 24, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: ______________________
Charles M. Piluso, President